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                                                                   EXHIBIT 10.22
                                                                  EXECUTION COPY


                              AMENDED AND RESTATED
                              EF SECURITY AGREEMENT


                  AMENDED AND RESTATED EF SECURITY AGREEMENT, dated as of August 14, 1996, made by ENGINEERED FABRICS CORPORATION (the "Pledgor"), a Delaware corporation, in favor of The Chase Manhattan Bank (formerly known as Chemical
Bank), as administrative agent (in such capacity, the "Administrative Agent"), for the lenders (the "Lenders"), parties to the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, Aircraft Braking Systems Corporation, the Lenders, Lehman Commercial Paper Inc., as Documentation Agent, and the Administrative Agent.


                              W I T N E S S E T H :


                  WHEREAS, the Pledgor is party to an Amended and Restated Revolving Credit Agreement dated as of June 10, 1992 (as heretofore amended, the "Existing Revolving Credit Agreement");

                  WHEREAS, the Pledgor is party to an Amended and Restated Pledge and Security Agreement, dated as of June 10, 1992 (as heretofore amended, the "Existing Security Agreement");

                  WHEREAS, K & F Industries, Inc. ("K & F"), the parent of the Borrowers, has outstanding (i) an aggregate principal amount of $100,000,000 of its 11-7/8% Senior Secured Notes Due 2003 (the "Existing Senior Notes") and (ii) an aggregate principal amount of $170,000,000 of its 13-3/4% Senior Subordinated Debentures Due 2001 (the "Existing Subordinated Debentures");

                  WHEREAS, K & F and the Borrowers have requested that the Lenders and the Administrative Agent extend the credit facilities provided for in the Credit Agreement to refinance the credit facilities provided for in the Existing Revolving Credit Agreement, to finance the redemption of Existing Subordinated Debentures and, subject to certain restrictions, up to $60,000,000 in outstanding principal amount of the Existing Senior Notes, and to finance their working capital requirements;

                  WHEREAS, the Lenders and the Administrative Agent are agreeable to the requested amendments on the terms and conditions set forth in the Credit Agreement and each of the parties thereto have agreed, for convenience, to restate the Existing Revolving Credit Agreement as so amended;

                  WHEREAS, it is intended that this Amended and Restated EF Security Agreement be a continuation of the Existing Security Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans under the Credit Agreement that the Pledgor shall have confirmed and agreed to continue the security interest granted pursuant to the Existing Security Agreement and
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shall have executed the amendment and restatement thereof pursuant to this
Amended and Restated EF Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to extend and maintain the extensions of credit under the Credit Agreement, and to open and participate in the Letters of Credit under the Credit Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, the following terms which are defined in the UCC in effect in the state of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                  "Collateral" means, collectively, the Existing Collateral and the New Collateral, as such terms are defined in Section 2 of this Security Agreement.

                  "Contracts" means the Contracts listed on Schedule I hereto and all other contracts executed from time to time by the Pledgor with respect to an Account, as any of the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Pledgor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Pledgor to perform and to exercise all remedies thereunder.

                  "Security Agreement" means this Amended and Restated EF Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  2. Confirmation and Continuation of Security Interest; Grant of Security Interest. (a) The Pledgor hereby confirms and acknowledges that the security interest, as granted and created by the Pledgor pursuant to the Existing Security Agreement and confirmed and acknowledged by the Pledgor herein, constitutes security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and the Pledgor agrees to maintain and continue the security interest in favor of the Administrative Agent for itself and for the ratable benefit of the Lenders, as a lien on and a security interest in all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Existing Collateral"):

                  i)       all Accounts;
                  ii)      all Chattel Paper;
                  iii)     all Contracts;
                  iv)      all Documents;
                  v)       all Instruments;
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                  vi)      all Inventory; and
                  vii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                  (b) As additional collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby grants to the Administrative Agent for itself and for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "New Collateral"):

                  i)       all Accounts;
                  ii)      all Chattel Paper;
                  iii)     all Contracts;
                  iv)      all Documents;
                  v)       all Equipment;
                  vi)      all Instruments;
                  vii)     all Inventory;
                  viii) all books and records pertaining to the New Collateral; and
                  ix) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                  3. Rights of Administrative Agent and Lenders; Limitations on Administrative Agent's and Lenders' Obligations.

                  (a) Pledgor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or Contract in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any of the Lenders shall have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any of such Lenders of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any of the Lenders be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, the Pledgor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the
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Administrative Agent. The Administrative Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts with a copy of such communication to the Pledgor.

                  (c) Collections on Accounts and Contracts. The Administrative Agent hereby authorizes the Pledgor to collect the Accounts and Contracts, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time. If required by the Administrative Agent at any time, any payments of Accounts and Contracts, when collected by the Pledgor, shall be forthwith (and, in any event, within two Business Days) deposited by the Pledgor in the exact form received, duly indorsed by the Pledgor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Pledgor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Pledgor. All Proceeds while held by the Administrative Agent (or by the Pledgor in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Pledgor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Pledgor or to whomsoever may be lawfully entitled to receive the same. At the Administrative Agent's request, the Pledgor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts and Contracts, including, without limitation, all original orders, invoices and shipping receipts.

                  (d) Analysis of Accounts. The Administrative Agent shall have the right at any time during normal business hours and without any unreasonable disruption of business to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Pledgor shall furnish all such assistance and information as the Administrative Agent may require in connection therewith. At any time during normal business hours and without any unreasonable disruption of business, upon the Administrative Agent's request, which examination and preparation, including reasonable travel and out-of-pocket expenses, shall be at the Pledgor's expense for up to one such examination and report annually, the Pledgor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                  4. Representations and Warranties. The Pledgor hereby represents and warrants that:

                  (a) Title; No Other Liens. (i) Except for the Lien confirmed and continued on the Existing Collateral for the ratable benefit of the Lenders pursuant to this Security Agreement and the other Liens permitted to exist on the Existing Collateral pursuant to the Credit Agreement,
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the Pledgor owns each item of the Existing Collateral free and clear of any and all Liens or claims of others. To the best of the Pledgor's knowledge, after reasonable inquiry, no security agreement, financing statement or other public notice with respect to all or any part of the Existing Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to the Existing Security Agreement or as may be permitted pursuant to the Credit Agreement.

                  (ii) Except for the Lien granted on the New Collateral to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Security Agreement and the other Liens permitted to exist on the New Collateral pursuant to the Credit Agreement, the Pledgor owns each item of the New Collateral free and clear of any and all Liens or claims of others. To the best of the Pledgor's knowledge, after reasonable inquiry, no security agreement, financing statement or other public notice with respect to all or any part of the New Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

                  (b) Perfected First Priority Liens. (i) The Liens continued and confirmed pursuant to this Security Agreement continue to constitute perfected Liens on the Existing Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, which are, except for the Liens permitted to exist on the Existing Collateral pursuant to the Credit Agreement, prior to all other Liens on the Existing Collateral created by the Pledgor and in existence on the Effective Date and which are enforceable as such against all creditors of and purchasers from the Pledgor, except with respect to inchoate statutory liens having priority as a matter of law.

                  (ii) The Liens granted pursuant to this Security Agreement constitute valid perfected Liens on the New Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, which are, except for the Liens permitted to exist on the New Collateral pursuant to the Credit Agreement, prior to all other Liens on the New Collateral created by the Pledgor and in existence on the Effective Date and which are enforceable as such against all creditors of and purchasers from the Pledgor, except with respect to inchoate statutory liens having priority as a matter of law.

                  (c) Accounts. The amount represented by the Pledgor to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder, subject to adjustment in the ordinary course of business. No amount payable to the Pledgor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  (d) Consents. No consent of any party (other than the Pledgor) to any Contract or any obligor in respect of any Account is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each Account and each Contract is in full force and effect and constitutes a valid and enforceable obligation of the obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether
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enforcement is sought by proceedings in equity or at law), except that the
Pledgor may not have complied with the Federal Assignment of Claims Act and except where failure to obtain the assignments and consent to Accounts and Contracts would have a Material Adverse Effect. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account or Contract to any material adverse limitation, either specific or general in nature. Neither the Pledgor nor (to the best of the Pledgor's knowledge) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Pledgor has fully performed all its obligations to the extent then due under each Contract. The right, title and interest of the Pledgor in, to and under each Account or Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Account or Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Pledgor as to any of the foregoing. The Pledgor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No amount payable to the Pledgor under or in connection with any Account or Contract is evidenced by any Instrument which has not been delivered to the Administrative Agent.

                  (e) Location of Tangible Property. The Inventory and Equipment is kept at the locations in the United States listed on Schedule II hereto; provided that the Pledgor may revise the information set forth on Schedule II upon notice to the Administrative Agent.

                  (f) Chief Executive Office. (i) The Pledgor's chief executive office is located at:

                                    c/o K & F Industries, Inc.
                                    600 Third Avenue
                                    New York, New York  10016

                  (ii) The Pledgor's chief place of business is located at:

                                    669 Goodyear Street
                                    Rockmart, Georgia  30153

                  (g) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (h) Power and Authority; Authorization. The Pledgor has the corporate power and authority to execute and deliver, to perform its obligations under, to continue and confirm the Lien on the Existing Collateral pursuant to
Section 2(a) of this Security Agreement and to grant the Lien on the New Collateral pursuant to Section 2(b) of this Security Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of, and continuation or grant, as the case may be, of the Lien on the Collateral pursuant to this Security Agreement.
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                  (i) Enforceability. This Security Agreement constitutes a
legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by a proceeding in equity or at law).

                  (j) No Conflict. The execution, delivery and performance of this Security Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or Contractual Obligation of the Pledgor, except as contemplated hereby or which could not reasonably be expected to have a Material Adverse Effect.

                  (k) No Consents, etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement, except that the Pledgor may not have complied with the Federal Assignment of Claims Act, except where the failure to have obtained consents to the assignment of Accounts and Contracts would have a Material Adverse Effect.

                  (l) No Litigation. Except as disclosed in the Offering Memorandum, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues (a) with respect to this Security Agreement or the pledges contemplated hereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  The Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by the Pledgor on the date of each borrowing by any Borrower and each other extension of credit under the Credit Agreement on and as of such date of borrowing or extension of credit as through made hereunder on and as of such date except as they may specifically relate to an earlier date.

                  5. Covenants. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full (other than indemnification and reimbursement obligations for which claims have not been made by the Administrative Agent or the Lenders), the Revolving Credit Commitments and the Facility A Commitments are terminated, and the expiration, termination or return to Chase of the Letters of Credit:

                  (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens
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confirmed and continued hereby. The Pledgor also hereby authorizes the
Administrative Agent to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument in an amount in excess of $10,000, such Instrument shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

                  (b) Indemnification. The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with the pledges contemplated by this Security Agreement. In any suit, proceeding or action brought by the Administrative Agent or any Lenders under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Pledgor will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Pledgor.

                  (c) Maintenance of Records. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts and Contracts. The Pledgor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests continued and confirmed or granted, as the case may be, hereby. For the further security of the Administrative Agent and the Lenders, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all of the Pledgor's books and records pertaining to the Collateral, and the Pledgor shall turn over any such books and records to the Administrative Agent or to its representatives during normal business hours at the request of the Administrative Agent.

                  (d) Right of Inspection. The Pledgor will keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, subject to restrictions imposed by any Governmental Authority governing access to classified information, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Pledgor and its Subsidiaries with officers and employees of the Pledgor and its Subsidiaries and with its independent certified public accountants.

                  (e) Compliance with Laws, etc. The Pledgor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the
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operation of the Pledgor's business; provided, however, that the Pledgor may contest any Requirement of Law in any reasonable manner which shall not, in the reasonable opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                  (f) Compliance with Terms of Contracts, etc. The Pledgor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

                  (g) Payment of Obligations. The Pledgor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Pledgor's books in accordance with GAAP.

                  (h) Limitation on Liens on Collateral. The Pledgor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created or continued hereby or otherwise permitted in the Credit Agreement and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whosoever.

                  (i) Limitations on Dispositions of Collateral. Except as otherwise permitted in the Credit Agreement, the Pledgor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (x) sales of Inventory in the ordinary course of its business and (y) as permitted by subsection 7.5 of the Credit Agreement.

                  (j) Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. Other than in the ordinary course of business, the Pledgor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

                  (k) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business, the Pledgor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (l) Maintenance of Insurance. The Pledgor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment
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against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring the Pledgor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders, with losses payable to the Pledgor, the Administrative Agent and the Lenders as their respective interests may appear. All such insurance shall (i) contain a breach of warranty clause in favor of the Administrative Agent and the Lenders, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent and the Lenders of written notice thereof, (iii) name the Administrative Agent and the Lenders as insured parties and (iv) be reasonably satisfactory in all other respects to the Administrative Agent. The Pledgor shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of April in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                  (m) Further Identification of Collateral. The Pledgor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (n) Notices. The Pledgor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created or continued hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  (o) Changes in Locations, Name, etc. The Pledgor will not (i) change the location of its chief executive office/chief place of business from that specified in Subsection 4(f) hereof, (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule II hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading, unless it shall have given the Administrative Agent and the Lenders at least 30 days prior written notice thereof and prior to effecting any such change taken such steps as the Administrative Agent may deem necessary or advisable to continue the perfection and priority of the security interest.

                  (p) Governmental Obligors. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly take such actions required to comply with the Federal Assignment of Claims Act as set forth in 31 U.S.C. Section 3727 and 41 U.S.C. Section 15, as amended from time to time, with respect to any Accounts or Contracts of which the obligor is a Governmental Authority.

                  6. Administrative Agent's Appointment as Attorney-in-Fact.

                  (a) Powers. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

                  (i) in the case of any Account, at any time when the authority of the Pledgor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Pledgor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof (with notice to the Pledgor that such payment or repair has been made); and

                  (iii) upon the occurrence and during the continuance of any Event of Default, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (b) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Administrative Agent and the Lenders thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Pledgor might do.

                  The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) Other Powers. The Pledgor also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 6 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) No Duty on the Part of Administrative Agent or Lenders. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the interests of the Administrative Agents and the Lenders in the Collateral and shall not impose any duty upon the Administrative Agent or any to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7. Performance by Administrative Agent of Pledgor's Obligations. If the Pledgor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the ABR plus the then Applicable Margin, shall be payable by the Pledgor to the Administrative Agent on demand and shall constitute Obligations secured hereby.

                  8. Proceeds. In addition to the rights of the Administrative Agent and the Lenders specified in Section 3(c) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing
(a) all Proceeds received by the Pledgor consisting of cash, checks and other similar items capable of exchange or conversion into money shall be held by the Pledgor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Administrative Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Pledgor or otherwise) may, in the sole discretion of the Administrative Agent, be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for, and/or then or at any time thereafter may be applied by the Administrative Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same.

                  9. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Pledgor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  10. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                  11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

                  14. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; provided that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Security Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  16. Notices. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, 2 days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. The Pledgor may change its address and transmission number by written notice to the Administrative Agent, and the Administrative Agent or any Lender may change its address and transmission number by written notice to the Pledgor and, in the case of a Lender, to the Administrative Agent.

                  17. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  18. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any other Loan Party or against any other collateral security held by the Administrative Agent or any Lender for the payments of the Obligations, nor shall the Pledgor seek any reimbursement from any other Loan Party in respect of payments made by the Pledgor in connection with the Collateral, or amounts realized by the Administrative Agent or any Lender in connection with the Collateral, until all amounts owing to the Administrative Agent and the Lenders on account of the Obligations are paid in full. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Administrative Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  19. Amendments, etc. with respect to the Obligations. The Pledgor shall remain obligated hereunder and the Collateral shall remain subject to the Lien confirmed and continued or created, as the case may be, hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to the further assent by the Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such bank, and any of the Obligations continued, and the Obligations, or the liability of any other Loan Party or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or rights of offset with respect thereto, may from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or the Lenders (or the Required Lenders, as the case may be), and the Credit Agreement, the Notes, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Security Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Security Agreement; and all dealings between the other Loan Parties and the Pledgor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Security Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any other Loan Party with respect to the Obligations.

                  20. Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Pledgor has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                         ENGINEERED FABRICS CORPORATION


                         By    /s/ Kenneth M. Schwartz
                           ________________________________
                           Title:

                                                                      SCHEDULE I



                                    CONTRACTS

                                                                TOTAL AWARD
                                                                -----------
CONTRACT NUMBER                CUSTOMER                            AMOUNT
- ---------------                --------                            ------
F34601-96-M-0225           TINKER AFB                            $22,956.00

F34601-96-M-0608           TINKER AFB                            $18,963.00

F34601-96-M-0620           TINKER AFB                            $41,644.00

F34601-96-M-1345           TINKER AFB                            $31,233.00

F34601-96-M-0791           TINKER AFB                            $19,971.00

F09603-95-C-1124           WARNER ROBINS ALC                  $1,775,050.02

DAAJ09-96-C-0203           ARMY ATCOM                           $245,000.00

SP0460-96-M-V912           DEFENSE GENERAL SUPPLY                $19,032.00

SP0460-96-M-W026           DEFENSE GENERAL SUPPLY                 $8,832.00

SP0460-96-M-W714           DEFENSE GENERAL SUPPLY                 $4,992.00

SP0460-96-M-0441           DEFENSE GENERAL SUPPLY                $95,000.00

N00244-96-M-M144           FLEET INDUSTRIAL SUPPLY                $9,096.00

N00383-96-C-N098           NAVAL INDUSTRIAL SUPPLY            $1,126,173.00

N00383-96-D-0048           NAVAL INDUSTRIAL SUPPLY            $1,472,911.25

N00383-96-P-N216           NAVAL INDUSTRIAL SUPPLY               $92,475.00


TOTAL                                                         $4,983,328.02

                                                                     SCHEDULE II



                              LOCATION OF INVENTORY


         1.       669 Goodyear Street
                  Rockmart, Georgia

         2.       Gunfire Test Facility
                  Rockmart, Georgia